UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Provided below is a copy of the Notice Regarding the Availability of Proxy Materials previously mailed to stockholders on April 11, 2013.  Subsequent to the initial mailing, we have added the legend appearing below the MGP logo to avoid stockholder confusion in distributions of MGP’s proxy supplements and proxy card, including the mailing occurring on or about July 12, 2013.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

*** As required by Rule 14a-16(h) of the Securities Exchange Act of 1934, we are providing you with this copy of the Notice previously sent to you. ***	MGP INGREDIENTS, INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, May 23, 2013 10:00 a.m. Benedictine College’s Ferrell Academic Center 1020 North 2nd Street Atchison, Kansas 66002

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 23, 2013.

Notice is hereby given that the Annual Meeting of Stockholders of MGP Ingredients, Inc. will be held at the Benedictine College’s Ferrell Academic Center, 1020 North 2nd Street, Atchison, Kansas on Thursday, May 23, 2013 at 10:00 a.m.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at http://ir.mgpingredients.com/annuals.cfm

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 10, 2013 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

1.              Election of directors for terms expiring in 2016.

2.              To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013.

3.              To approve, on an advisory basis, the compensation of the Company’s named executive officers.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.eproxy.com/mgpi

•        Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 22, 2013.

•        Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet/Mobile – Access the Internet and go to www.ematerials.com/mgpi. Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “MGPI Materials Request” in the subject line. The email must include:

•        The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•        Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•        If you choose email delivery you must include the email address.

•        If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

Important Information about the Notice of Proxy Materials

This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming Shareholder Meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.